UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

125 South Wacker Drive, Suite 1500
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in FreightCar America, Inc.’s (the “Company’s”) Quarterly Report on Form 10-Q (the “Quarterly Report”) filed on November 9, 2020, FreightCar America Leasing 1, LLC, a wholly-owned subsidiary of the Company (the “Leasing Company”), received notice (the “First Notice”) from M&T Bank, N.A. (“M&T”) that, based on an appraisal (the “Appraisal”) conducted by a third party at the request of M&T with respect to the railcars in the Leasing Company’s Borrowing Base (as defined in the M&T Credit Agreement) under the Leasing Company’s Credit Agreement with M&T, as lender (the “M&T Credit Agreement”), the unpaid principal balance under the M&T Credit Agreement exceeded the availability under the M&T Credit Agreement as of the date of the Appraisal by $5.1 million (the “Payment Demand Amount”). In the First Notice, M&T Bank: (a) asserted that an Event of Default under the M&T Credit Agreement has occurred because the Leasing Company did not pay the Payment Demand Amount to M&T within five days of the asserted change in availability; (b) demanded payment of the amount within five days of the date of the First Notice; and (c) terminated the commitment to advance additional loans under the M&T Credit Agreement. The Leasing Company does not believe that an Event of Default has occurred and is contesting M&T’s assertion. The Leasing Company and M&T have been engaged in ongoing discussions regarding the First Notice.

On December 18, 2020, the Leasing Company received a revised notice (the “Second Notice,” and together with the First Notice, the “Notices”) from M&T asserting that: (a) as a result of the continuing Event of Default that M&T alleges to have occurred under the M&T Credit Agreement, M&T has declared a default and accelerated and demands immediate payment by the Leasing Company of $10,114,420.81 (the “Outstanding Amount”); (b) the Leasing Company is liable for all interest that continues to accrue on the Outstanding Amount; and (c) the Leasing Company is liable for all attorneys’ fees, costs and expenses as set forth in the M&T Credit Agreement. The Outstanding Amount under the M&T Credit Agreement is non-recourse to the Company and its subsidiaries other than assets of the Leasing Company and FreightCar America Leasing, LLC, the Leasing Company’s immediate parent company.

The Leasing Company and the Company disagree with the assertions made under the Notices that an Event of Default has occurred and that there exists a valid basis for acceleration under the M&T Credit Agreement. The Company and the Leasing Company continue to dispute the alleged defaults asserted by M&T and has engaged in discussions with M&T since the receipt of the First Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: December 28, 2020	By:	/s/ James R. Meyer
		Name:	James R. Meyer
		Title:	President and Chief Executive Officer